Exhibit 32.2

Certification

Pursuant to Section 1350 of Chapter 63 of Title 18 of the

United States Code as Adopted Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002

In connection with the filing of the Quarterly Report on Form 10-Q of Harris Corporation (“Harris”) for the fiscal quarter ended September 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Gary L. McArthur, Senior Vice President and Chief Financial Officer of Harris, hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Harris as of the dates and for the periods expressed in the Report.

Date: October 27, 2011	/s/ Gary L. McArthur
	Name:	Gary L. McArthur
	Title:	Senior Vice President and Chief Financial Officer